                               SCHEDULE 14A
                              (RULE 14a-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                           EXCHANGE ACT OF 1934

     Filed by the registrant  x
     Filed by a party other than the registrant
     Check the appropriate box:
       Preliminary proxy statement
     x Definitive proxy statement
       Definitive additional materials
       Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       Burr-Brown Corporation
- - --------------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)

                        Burr-Brown Corporation
- - --------------------------------------------------------------------------------
                (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):
       $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
       $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).
       Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
- - --------------------------------------------------------------------------------


     (2)  Aggregate number of securities to which transactions applies:
- - --------------------------------------------------------------------------------

     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
- - --------------------------------------------------------------------------------


     (4)  Proposed maximum aggregate value of transaction:
- - --------------------------------------------------------------------------------
       x  Fee paid previously with preliminary materials.

       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
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     (2)  Form, schedule or registration statement no.:
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     (4)  Date filed:
- - --------------------------------------------------------------------------------

                                BURR-BROWN CORPORATION

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 26, 1996                                                    9:00 a.m.

You are hereby notified that the Annual Meeting of Stockholders of Burr-Brown Corporation will be held on the 26th day of April 1996 at 9:00 a.m. at the principal executive offices of the Company, 6730 South Tucson Boulevard, Tucson, Arizona 85706, to consider and act upon the following matters:

     1. To elect a Board of Directors consisting of the number so fixed for the ensuing year;

     2. To approve an amendment to the Company's 1993 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder by an additional 500,000 shares.

     3. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the authorized shares of Common Stock from 40,000,000 shares to 80,000,000 shares;

     4. To ratify the selection of Ernst & Young LLP to serve as independent auditors for the Company for the year ending December 31, 1996; and

     5. To transact such other business as may properly come before the meeting.

If you are unable to attend the meeting personally, please be sure to date, sign and return the enclosed proxy in the stamped envelope provided.

Only stockholders of record on the books of the Company at the close of business on February 28, 1996 will be entitled to vote at the meeting.

                                   By Order of the Board of Directors,

                                   Jill H. Rice
                                   Corporate Secretary

March 27, 1996
                                      IMPORTANT

A PROXY STATEMENT AND PROXY ARE SUBMITTED HEREWITH. ALL STOCKHOLDERS ARE URGED TO COMPLETE AND MAIL THE PROXY PROMPTLY WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING IN PERSON. THE ENCLOSED ENVELOPE FOR RETURN OF THE PROXY REQUIRES NO POSTAGE IF MAILED IN THE U.S.A. OR CANADA. STOCKHOLDERS ATTENDING THE MEETING MAY PERSONALLY VOTE ON ALL MATTERS WHICH ARE CONSIDERED, IN WHICH EVENT THE SIGNED PROXY MAY BE REVOKED. IT IS IMPORTANT THAT YOUR SHARES BE VOTED.

                          BURR-BROWN CORPORATION
                        6730 South Tucson Boulevard
                          Tucson, Arizona  85706

                              PROXY STATEMENT

GENERAL

     This Proxy Statement and accompanying Proxy Card are furnished in connection with the solicitation by the Board of Directors of Burr-Brown Corporation, a Delaware corporation (the "Company" or "Burr-Brown"), of proxies to be voted at the Annual Meeting of Stockholders to be held on April 26, 1996, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 9:00 a.m. at the principal executive offices of the Company located at 6730 South Tucson Boulevard, Tucson, Arizona 85706. It is anticipated that this Proxy Statement and the enclosed Proxy Card will be first mailed to stockholders on or about April 2, 1996.

VOTING RIGHTS

     The close of business on February 28, 1996 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of February 28, 1996, the Company had 16,187,374 shares of its common stock outstanding and entitled to vote at the Annual Meeting. Holders of common stock are entitled to one vote for each share of common stock so held. The certificate of incorporation of the Company does not provide for cumulative voting.

REVOCABILITY AND VOTING OF PROXIES

     Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or may be revoked by attending the Annual Meeting and voting in person. When a proxy is returned properly signed, the shares represented thereby will be voted as directed by the persons named in the proxies. If a proxy is returned without specifying choices, the shares will be voted "FOR" the directors named in proposal 1 and "FOR" proposals 2, 3 and 4 and in the proxy holder's discretion for all other matters properly under consideration at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

SOLICITATION OF PROXIES

     The Company will bear the cost of solicitation of proxies. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services.

                   PRINCIPAL AND MANAGEMENT STOCKHOLDERS

     The following table sets forth certain information as of February 28, 1996, with the exception of information regarding FMR Corp. which is stated as of December 31, 1995, regarding the ownership of the Company's common stock by (i) all persons known by the Company to be beneficial owners of five percent (5%) or more of its outstanding common stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.

                                    Amount and Nature of
                                   Beneficial Ownership(1)
                              --------------------------------
                               Number of            Percent of
Name of Beneficial Owner        Shares                Class
- - ------------------------        ------                -----

Thomas R. Brown, Jr.            5,458,726 (2)          34
Director and Chairman
Burr-Brown Corporation
6730 South Tucson Blvd.
Tucson, Arizona 85706

Thomas J. Troup                    80,770 (3)           *
Director and Vice Chairman

Francis J. Aguilar                 16,500 (4)           *
Director

John S. Anderegg, Jr.              68,155 (4)           *
Director

James A. Riggs                     15,000 (4)           *
Director

Bob J. Jenkins                     12,000 (5)           *
Director

Marcelo A. Gumucio                 21,000 (5)           *
Director

Syrus P. Madavi                   241,216 (6)           1
Director, President & CEO

John L. Carter                     54,562 (7)           *
Executive Vice President & CFO

All Current Directors and       5,967,929 (8)          36
Current Executive Officers
as a Group (9 persons)


                                       2

FMR Corp.                       1,334,215               8
82 Devonshire Street
Boston, MA  02109

- - -----------------------------------

*   Less than one (1%) percent of the outstanding common stock.

(1) Percentage of beneficial ownership is calculated assuming 16,187,374 shares of common stock were outstanding on February 28, 1996. This percentage also includes common stock of which such individual or entity has the right to acquire beneficial ownership within sixty (60) days of February 28, 1996, including but not limited to the exercise of an option; however, such common stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by General Rule 13d-3(a)(l)(i) under the Securities Exchange Act of 1934. Unless otherwise indicated, each of the beneficial owners named in the table has sole voting and investment power with respect to all shares shown as owned by them, subject to applicable community property laws.

(2) Represents 5,308,726 shares held by Brown Investment Management Limited Partnership, of which Mr. Brown is a General Partner and pursuant to which he shares dispositive power over these shares. Of these shares, Mr. Brown has sole voting power with respect to 4,486,584 shares, and has no voting power with respect to the remaining shares. Additionally, includes 150,000 shares held by Mr. Brown, individually. Of these shares, Mr. Brown has sole dispositive power. Does not include 175,259 shares held in the Burr-Brown Corporation Stock Bonus Plan and Trust of which Mr. Brown and Mr. Carter have voting power.

(3) Includes 71,770 shares held in a trust of which Mr. Troup holds voting and investment power and 9,000 shares subject to options granted to non-employee Directors pursuant to the Company's Stock Incentive Plan.

(4) Includes 15,000 shares subject to options granted to each non-employee Director pursuant to the Company's Stock Incentive Plan.

(5) Includes 12,000 shares subject to options granted to each non-employee Director pursuant to the Company's Stock Incentive Plan.

(6) Includes 200,000 shares subject to options granted to Mr. Madavi pursuant to the Company's Stock Incentive Plan which are exercisable within 60 days following the Record Date. Also includes 1,216 shares held in the 401(k) plan.

(7) Includes 33,000 shares subject to options granted to Mr. Carter pursuant to the Company's Stock Incentive Plan, which are exercisable within 60 days following the Record Date.

(8) Includes 311,000 shares subject to options granted to directors and officers pursuant to the Company's Stock Incentive Plan, which are exercisable within 60 days following the Record Date. Also includes 5,308,726 shares held by Brown Investment Management Limited Partnership, of which Mr. Brown is a General Partner, as described in Note 2 above.

                              PROPOSAL NO. 1:

                           ELECTION OF DIRECTORS

         Each director to be elected at the Annual Meeting will hold office until the next annual meeting of stockholders and until a successor for such director is elected and has qualified, or until the death, resignation, or removal of such director. At the Annual Meeting there are seven (7) directors to be elected. There are seven (7) nominees, each of whom is currently a director of the Company. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. Unless authority is withheld, the proxyholders will vote the proxies received by them for the nominees named below. In the event that additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them for the nominees listed below, to the extent authority is not withheld.
The seven (7) candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company . The proxies solicited by this Proxy Statement may not be voted for more than seven (7) nominees.

NOMINEES

  Set forth below is information regarding the nominees to the Board of Directors.

                             Present Principal Employment
Name                  Age    and Prior Business Experience
- - ----                   ---    -----------------------------
Thomas R. Brown, Jr.   69    Director since 1956.  Founder of the Company and
                             has served as its Chairman since 1956.  Mr. Brown
                             served as Corporate Secretary from February 1986
                             to November 1987.  Mr. Brown served as the Chief
                             Executive Officer until February 1983 and
                             President until 1976.  Most recently, he served as
                             President and CEO from April 1993 to March 1994.
                             Former member of the Board of Directors of the Los
                             Angeles Regional Office of the Federal Reserve
                             Board.

Syrus P. Madavi        46    Director, President and Chief Executive Officer of
                             the Company since March 1994. Formerly Mr. Madavi
                             was President of Raytheon Semiconductor
                             Division from 1992 to March 1994.  He was Director
                             of Product Development and Marketing of Raytheon
                             from 1990 to 1992, and prior to that served as the
                             Vice President and General Manager of Honeywell
                             Signal Processing Technologies from 1984 to 1989.
                             He also held management positions with Analog
                             Devices Inc. from 1980 to 1983.

Thomas J. Troup        72    Director since 1967.  Vice Chairman since 1982 and
                             Chief Financial Officer from February 1983 to July
                             1988.  Mr. Troup served as Treasurer from November
                             1986 to March 1987.  From 1971 to 1982, Mr. Troup
                             served as Vice President, Treasurer and a Director
                             of Akzona, Inc.  He has served as a Director of
                             Dynamics Research Corporation since 1962 and
                             served as a Director of BRIntec Corporation from
                             1985-1989, Baird Corporation 1982-1987; Holmberg
                             Electronic Corporation 1982-1987; and the Research
                             Triangle Institute 1981-1992.


                                       4

John S. Anderegg, Jr.  72    Director since 1958.  Chairman of the Board of
                             Dynamics Research Corporation since
                             1955 and served as its President from 1955 to
                             1986.  Serves as a Director of the Ivy
                             Fund, Metritape, Inc. and MacKenzie Funds.

James A. Riggs         59    Director since 1991.  Senior Vice President and
                             Chief Financial Officer, Olin
                             Corporation from 1990 until his retirement in
                             February, 1996.

Francis J. Aguilar     63    Director since 1993.  Professor Emeritus Business
                             Administration, Harvard Business School, served as
                             Faculty Chairman, Harvard International Senior
                             Manager's Program, 1972-1974; and Chairman,
                             International Teachers Program, 1968-1972.  Dr.
                             Aguilar is Executive Director of the Management
                             Education Alliance and is also a consultant and
                             author.  Serves as a Director of Bowater, Inc. and
                             Dynamics Research Corporation.

Marcelo A. Gumucio     58    Director since 1995.  Currently Chairman of the
                             Management Board and the Chief Executive Officer
                             of Memorex Telex N.V. since November 1992.  He is
                             also the President and Chairman of the Board of
                             Memorex Telex Corporation. In 1990, Mr. Gumucio
                             founded the private investment firm Gumucio, Burke
                             and Associates, of which he has been a partner
                             since its formation. Prior to his affiliation with
                             that firm, Mr. Gumucio was an executive at Cray
                             Research, Inc., and served as an Executive Vice
                             President from 1983 to 1988 and as President and
                             Chief Operating Officer from 1988 to 1990.

Mr. Bob J. Jenkins will not stand for re-election.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held five (5) meetings during 1995. During this period, each director attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board that were held while they were members and (ii) the total number of meetings held by all committees of the Board on which they were members.

     The Audit Committee of the Board of Directors held two (2) meetings during 1995. The Audit Committee, which is currently comprised of Directors John S. Anderegg, Jr., Chairman, Thomas J. Troup, and Bob J. Jenkins, recommends engagement of the Company's independent accountants, approves services performed by such accountants, and reviews and evaluates the Company's accounting system and its system of internal controls.

     The Compensation Committee held nine (9) meetings during 1995. The Compensation Committee, which is currently comprised of Directors James A. Riggs, Chairman, Francis J. Aguilar, and Marcelo A. Gumucio (who joined the Committee on April 21, 1995) has overall responsibility for the Company's compensation policies and determines the compensation payable to the Company's executive officers, including their participation in certain of the Company's employee benefit plans. The Compensation Committee also administers the Company's Stock Incentive Plan.

     The Nominating Committee held two (2) meetings during 1995. The committee consists of three (3) members, Thomas J. Troup, Chairman, John S. Anderegg, Jr., and Marcelo A. Gumucio (who joined the committee on April 21, 1995). The Nominating Committee will consider nominees recommended by stockholders. Any nominee recommendations should be addressed to the attention of the Corporate Secretary at the Company's principal executive offices.

     The Governance Committee held two (2) meetings during 1995. The committee consists of six members: Francis J. Aguilar, Chairman, Thomas J. Troup, John S. Anderegg, Jr., Bob J. Jenkins, James A. Riggs and Marcelo A. Gumucio (who joined the Committee April 21, 1995). The Governance Committee acts on all matters concerning strategic governance and policies of the Company.

DIRECTOR COMPENSATION

     Non-employee Directors received a quarterly retainer fee of $2,500 and an additional $1,500 for each board meeting attended. In addition, each such director was reimbursed for travel expenses incurred in connection with his attendance at meetings of the Board of Directors and the committees thereof.

     Under the Automatic Option Grant Program in effect under the Company's 1993 Stock Incentive Plan, each individual will receive, at the time he or she first becomes a non-employee Board member, an option grant to purchase 15,000 shares of the Company's common stock (as adjusted for the 3-for-2 common stock split effected in May 1995). Accordingly, an automatic option grant for 15,000 shares of the Company's common stock was made to Mr. Gumucio on April 21, 1995 at the time he first joined the Board as a non-employee Board member. The option has an exercise price of $16.00 per share, the fair market value per share of common stock on such grant date, and a maximum term of ten (10) years, subject to earlier termination upon Mr. Gumucio's cessation of Board service. The option is immediately exercisable for all of the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, should Mr. Gumucio cease Board service prior to vesting in those shares. The shares subject to the option will vest in a series of five (5) successive equal annual installments over his period of Board service, with the first such installment to vest one (1) year after the grant date. However, all the option shares will immediately vest should the Company be acquired by merger or asset sale or should there occur a hostile take-over of the Company's outstanding common stock or a change in the majority of the Board as a result of one or more contested elections for Board membership. Upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding common stock, the option grant may be surrendered to the Company for a cash payment in an amount per surrendered option share equal to the greater of (i) the highest tender offer price per share paid for the Company's common stock or (ii) the fair market value per share on the option surrender date, less the option exercise price payable per share.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely upon review of copies of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 1995, there was compliance with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent (10%) stockholders with the exception of (i) a late Form 4 filed by Mr. Thomas R. Brown with respect to the October 1988 formation of Brown Investment Management Limited Partnership, a limited partnership holding more than ten percent (10%) of the Company's outstanding common stock, of which Mr. Brown is a general partner, and
(ii) the late Form 3 reports filed by Brown Investment Management Limited Partnership and the two other general partners of that partnership. Pursuant to SEC regulations, a form 5 was filed to report all holdings of Burr-Brown common stock acquired by the Company's executive officers through their participation in the Company's 401(k) Plan.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the Company's other executive officers whose salary and bonus for the 1995 fiscal year was in excess of $100,000, for services rendered in all capacities to the Company and its subsidiaries for each of the fiscal years ended December 31, 1995, 1994, and 1993. The individuals included in the table will be hereafter referred to as the Named Executive Officers. No executive officer who would have otherwise been includible in such table on the basis of salary and bonus earned for the 1995 fiscal year has resigned or terminated employment during the fiscal year.
                              SUMMARY COMPENSATION TABLE

                                                                                         Long-Term
                                                                                         Compensa-
                                            Annual Compensation                          tion Awards(3)
                                            -------------------                          -------------
                                                                          Other          Options             All Other
                                                                          Annual         (No. of             Compen-
    Name and                                                              Compensa-       Under-             sation
    Principal Position        Year      Salary($)(1)       Bonus($)       tion($)(2)     lying Shares)       ($)(4)
    ------------------        ----      ------------       --------       ----------     -------------       ---------

    Thomas R. Brown,          1995       195,000            ---              ---              ---             2,310
    Jr., Chairman of the      1994       195,000            ---              ---              ---             2,310
    Board                     1993       195,000            ---              ---                              2,249

    Syrus P. Madavi,          1995       250,000           450,000           4,780                            2,310
    President and Chief       1994       190,385            99,000          81,374          450,000           1,288
    Executive Officer         1993         ---              ---              ---              ---              ---


    John L. Carter,           1995       160,000            77,200           ---              ---             2,310
    Executive                 1994       160,000            20,000           ---             84,000           2,310
    Vice President  and       1993       113,731            16,700           ---              9,000           1,077
    Chief Financial
    Officer


(1) Includes amounts deferred under the Company's Future Investment Trust Plan ("401(k) Plan").
(2) Represents amounts paid as reimbursement for relocation expenses.
(3) The number of option shares for each individual named in this table reflects the 3-for-2 stock split in the form of a stock dividend effected on May 19, 1995. None of the Named Executive Officers were awarded restricted stock in 1995 nor held restricted stock at the end of 1995.

(4) All other compensation includes the contributions made by the Company to the 401(k) Plan on behalf of each of the Named Executive Officers to match their salary deferrals under such plan.


STOCK OPTIONS

    No stock options were granted to any of the Named Executive Officers during the fiscal year ended December 31, 1995.

STOCK OPTION EXERCISES AND HOLDINGS

    The following table sets forth certain information concerning each exercise of stock options during the fiscal year ended December 31, 1995 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers at the end of the 1995 .


                                                AGGREGATED OPTION VALUES AT 1995 YEAR-END

                                                        Number of securities          Value of unexercised
                              Shares                   underlying unexercised        in-the-money options at
Name                         Acquired                 options at 1995 year-end         1995 year end(2)(3)
- - ----                           on          Value
                             Exercise     Realized     Exercis-     Unexercis-     Exercisable     Unexercis-
                               (#)         ($)(1)        able          able            ($)          able ($)
                             --------     --------     --------     ----------     -----------     ----------
Thomas R. Brown,                  0             0            0            0                0               0
Chairman of the Board

Syrus P. Madavi,             50,000       866,667      130,000      270,000        2,721,835       5,649,004
President and CEO

John L. Carter, Executive    15,000       310,875       18,000       60,000          375,750       1,260,000
Vice President & CFO


- - -----------------------

(1) Value represents the difference between the closing price of the Common Stock on the date of exercise and the exercise price, multiplied by the number of shares acquired on exercise.

(2) "In-the-money" options are options whose exercise price was less than the market price of the Company's common stock on December 31, 1995.

(3) Based upon the market price of $25.50, which was the closing price per share of the Company's common stock on the Nasdaq National Market on December 29, 1995, less the option exercise price payable per share.

Annual Retirement Benefits

The table below provides a schedule of estimated annual benefits payable upon retirement to individuals who participate in the Company's defined benefit pension plan.

COMPENSATION               YEARS OF SERVICE
- - --------------------------------------------------------------------------------

                     5          10          15          20 or More
- - --------------------------------------------------------------------------------
$100,000           4,352      8,704       13,056        17,408
- - --------------------------------------------------------------------------------

125,000            5,602     11,204       16,806        22,408
- - --------------------------------------------------------------------------------

150000             6,852     13,704       20,566        27,408
- - --------------------------------------------------------------------------------

200,000            9,352     18,704       28,056        37,408
- - --------------------------------------------------------------------------------



    A participant's compensation covered by the Company's retirement plan is his or her average salary for the five consecutive calendar plan years during the last ten (10) years of the participant's career for which such average is the highest. Under the retirement plan, contributions are not specifically allocated to individual participants. The table above shows estimated annual retirement benefits payable at age sixty-five (65) to participants, based upon the plan formula equal to 0.5% of final average annual salary plus 0.5% of excess final average salary over the individual's Social Security covered compensation, multiplied by years of service, up to a maximum of twenty (20) years. The estimates do not include Social Security benefits payable from the federal government and assume that benefits begin at age sixty-five (65) under a straight life annuity form. The Social Security covered compensation used in the calculation is that applicable to an individual attaining age sixty-five
(65) in 1995. Compensation covered under the plan for named executives as of the end of 1995: Brown: $189,150; Madavi: $150,000; Carter: $119,077. The
estimated years of service for each named executive are as follows:  Brown: 40;
Madavi: 2;  Carter: 3.




            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors of Burr-Brown Corporation is responsible for establishing the base salary of the Company's executive officers and administering the Company's Stock Incentive Plan under which grants may be made to the executive officers and other key employees. In addition, the Compensation Committee approves the individual bonus programs to be in effect for the executive officers each year.

GENERAL COMPENSATION POLICY

         The Compensation Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based substantially upon their contribution to the financial success of the Company and their personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary, which reflects individual performance and is designed primarily to be competitive with relevant salary levels in the industry, (ii) annual variable performance awards payable in cash and tied to the achievement of performance goals established by the Committee, and (iii) long-term stock-based incentive awards that strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an officer's level of responsibility increases, a greater portion of his or her total compensation is to be dependent upon Company performance and stock price appreciation rather than base salary.

         FACTORS. The principal factors considered in establishing the components of each executive officer's compensation package for the 1995 fiscal year are summarized below. The Committee may in its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future years.

         * BASE SALARY. The base salary for each officer is set on the basis of personal performance, the Compensation Committee's assessment of salary levels in effect for comparable positions with the Company's principal competitors, and internal comparability considerations. The weight given to each of these factors may vary from individual to individual, and the Compensation Committee did not rely upon any specific compensation surveys for comparative compensation purposes. Instead, the Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. Base salaries will be reviewed on an annual basis, and adjustments will be made in accordance with the factors indicated above.

         * ANNUAL INCENTIVE COMPENSATION. The Compensation Committee established an executive incentive plan for fiscal 1995 designed to reward executive officers on the basis of the Company's performance for the year and each executive officer's individual contributions. Under the plan, a bonus pool was funded with a percentage of the Company's pre-tax income for the 1995 fiscal year, after giving effect to certain deductions such as contributions to the Company's 401(k) Plan. However, no funding was to be allocated to the 1995 bonus pool unless the Company achieved a minimum level of pre-tax income for such year, and in no event was the aggregate pool to exceed a specified dollar maximum. The pre-tax income for the 1995 fiscal year was in excess of the minimum targeted level, and the resulting bonus pool was then allocated among the Company's key employees and executive officers based upon the Compensation Committee's determination of their relative contributions to the Company's profitability and their base salary levels.

         * LONG-TERM INCENTIVE COMPENSATION. Stock options are designed to align the interests of the executive officers with those of the stockholders and to provide each with an equity stake in the business. The Compensation Committee has established general guidelines for awarding options to executive officers which takes into account an individual's current position with the Company, comparability with grants made to other Company executives, the number of unvested shares held by an individual, and an individual's potential for growth within the Company, i.e., future responsibilities and possible promotions over the option term. The Compensation Committee does not always strictly adhere to these guidelines and will occasionally vary the size of the option award as circumstances warrant.


CEO COMPENSATION

    In setting the compensation payable to the Company's Chief Executive Officer, Mr. Syrus P. Madavi, for the 1995 fiscal year, the Compensation Committee has sought to provide him with a competitive level of compensation while at the same time tying a significant percentage of that compensation to Company performance. It is the Compensation Committee's intent to provide Mr. Madavi with a level of stability and certainty each year with respect to base salary and not to have this particular component of compensation affected to any significant degree by Company performance factors.

    However, Mr. Madavi's incentive compensation for the 1995 fiscal year was dependent upon the Company's financial performance and his individual contribution to that performance and provided no dollar guarantees. As previously indicated, Company performance for the 1995 fiscal year was measured in terms of the pre-tax income target established by the Compensation Committee for that year, and his incentive bonus was based upon the Company's achievement of that target and the Compensation Committee's assessment of his individual performance for the 1995 fiscal year.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation to be paid to the Company's executive officers for the 1995 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for fiscal 1996 will exceed that limit. The Company's 1993 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                    Submitted by the Compensation Committee
                   Burr-Brown Corporation Board of Directors

                                 James A. Riggs
                               Francis J. Aguilar
                               Marcelo A. Gumucio


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.


PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return on the common stock of the Company with that of the Russell 2000 Index, a broad market index of companies with comparable market capitalization, and Value Line's Semiconductors Index, a published line-of-business index. The comparison for each of the periods assumes that $100 was invested on December 31, 1990 in the Company's common stock, the stocks included in the Russell 2000 Index and the stocks included in Value Line's Semiconductors Index. These indices, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.


                PERFORMANCE GRAPH FOR BURR-BROWN CORPORATION
             INDEXED COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
      BURR-BROWN, RUSSELL 2000 INDEX AND VALUE LINE'S SEMICONDUCTOR INDEX

Measurement               Russell            Value Line       Burr-Brown
Period                     2000                               Corporation
(Year covered)               $                    $                $
- - ---------------------------------------------------------------------------
Measurement PT -
1990

1990                      100.00               100.00            100.00
1991                      146.05               129.23            117.39
1992                      172.94               204.93            126.09
1993                      205.64               321.50            113.05
1994                      201.90               391.71            234.79
1995                      259.32               539.49            295.66

Note: Assumes $100 invested on 12/31/90 in Burr-Brown, Russell 2000 Index and Value Line's Semiconductor Index. Assumes reinvestment of dividends on a daily basis.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings made by the Company under those statutes, including this Proxy Statement, the preceding Compensation and Stock Option Committee Report on Executive Compensation and the preceding Company Stock Price Performance Graph are not to be incorporated by reference into any such prior filings; nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

    None of the Named Executive Officers have employment agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors. However, the Compensation Committee of the Board of Directors has the authority as administrator of the Company's Stock Incentive Plan to provide for the accelerated vesting of the shares of common stock subject to any outstanding options held by the Chief Executive Officer and the other Named Executive Officers or any unvested shares actually held by those individuals under the Plan, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following a hostile take-over of the Company effected through a successful tender for more than 50% of the Company's outstanding common stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership. Mr. Madavi's outstanding stock option contains such an acceleration provision.

    Pursuant to his offer letter, Mr. Madavi is entitled to certain severance benefits upon termination of his employment, at any time within five (5) years after the date that he commenced employment, by the Company other than for cause. Upon such termination of employment, Mr. Madavi would receive severance pay equal to his then current base salary, until the earlier of (i) his attainment of new employment or (ii) twelve (12) months from the date his employment was terminated.

                                PROPOSAL NO. 2:

              AMENDMENT TO THE COMPANY'S 1993 STOCK INCENTIVE PLAN

    The Board of Directors is requesting stockholder approval of an amendment to the Company's 1993 Stock Incentive Plan to increase the number of shares of the Company's common stock authorized for issuance thereunder by an additional 500,000 shares.

SUMMARY OF THE 1993 STOCK INCENTIVE PLAN

    The following is a summary of the principal features of the 1993 Plan, as most recently amended. The summary, however, does not purport to be a complete description of all the provisions of the 1993 Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company's executive offices. All share numbers in the summary have been adjusted to reflect the 3-for-2 split of the Company's common stock which was effected on May 19, 1995.

STRUCTURE OF THE 1993 PLAN

    The 1993 Plan contains three separate equity incentive programs: (i) a Discretionary Option Grant Program, under which key employees and consultants may be granted options to purchase shares of the Company's common stock, (ii) a Stock Issuance Program under which key employees and consultants may be issued shares of the Company's common stock directly, either through the purchase of such shares or as a bonus tied to the performance of services or the Company's attainment of financial objectives, and (iii) an Automatic Option Grant Program, under which non-employee Board members will automatically receive special option grants to purchase shares of the Company's common stock.

    Options granted under the Discretionary Option Grant Program may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code or nonstatutory options not intended to satisfy such requirements. All grants under the Automatic Option Grant Program will be nonstatutory options.

ADMINISTRATION

    The 1993 Plan (other than the Automatic Option Grant Program) will be administered by a committee (the "Committee") comprised of at least two members of the Board. The Committee members will be appointed by, and serve at the pleasure of, the Board. The Committee, which will be referred to in this summary as the Plan Adminstrator, will have full authority, subject to the provisions of the 1993 Plan, to determine the eligible individuals who are to eceive option grants and/or share issuances under the Discretionary Option Grant and Stock Issuance Programs, the type of option (incentive stock option or nonstatutory option) to be granted, the number of shares to be covered by each granted option or share issuance, the date or dates on which the option is to become exercisable, and the maximum term for which the option is to remain outstanding. All grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of that program, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made under that program.

ELIGIBILITY


    Key employees (including officers) of the Company and independent consultants will be eligible to participate in the Discretionary Option Grant and the Share Issuance Programs under the 1993 Plan. Non-employee members of the Board will only be eligible to participate in the Automatic Option Grant Program. As of February 28, 1996, approximately 200 employees, including 3 executive officers, were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs, and 6 non-employee Board members were eligible to participate in the Automatic Option Grant Program.

SHARE RESERVE

    2,116,960 shares of the Company's common stock have been reserved for issuance over the term of the 1993 Plan, subject to adjustment from time to time in the event of certain changes to the Company's capital structure. Such share reserve consists of (i) the 716,960 shares of the Company's common stock which remained available for issuance under the Company's 1981 Stock Option Plan at the time the 1993 Plan was implemented and which were accordingly transferred to the 1993 Plan at that time, including the shares subject to outstanding options incorporated into the 1993 Plan, plus (ii) an additional 900,000 shares approved by the stockholders in connection with the implementation of the 1993 Plan, plus (iii) the additional 500,000-share increase for which stockholder approval is sought under this Proposal. The issuable shares may be made available either from the Company's authorized but unissued shares of common stock or from shares of the Company's common stock repurchased by the Company, including shares purchased on the open market.

    In no event may the aggregate number of shares of the Company's common stock for which any one individual participating in the 1993 Plan may be granted stock options, separately exercisable stock appreciation rights and direct share issuances exceed 900,000 shares in the aggregate over the remaining term of the 1993 Plan. For purposes of this limitation, any stock option grants, stock appreciation rights or direct share issuances made prior to January 1, 1994 will not be taken into account.

    Should an option expire or terminate for any reason prior to exercise in full (including options incorporated from the 1981 Plan and options cancelled in accordance with the cancellation-regrant provisions described in the "Cancellation and Regrant of Options" section below), the shares subject to the portion of the option not so exercised will be available for subsequent option grants or share issuances under the 1993 Plan. Shares subject to any option surrendered in accordance with the stock appreciation right provisions of the 1993 Plan will not be available for subsequent issuance. All share issuances under the 1993 Plan, including shares issued upon the exercise of options incorporated into the 1993 Plan from the 1981 Plan, will reduce on a share-for-share basis the number of shares of common stock available for subsequent option grant or stock issuance.

    As of February 28, 1996, options for 1,040,944 shares of common stock were outstanding under the 1993 Plan (including options incorporated from the 1981
Plan), and 739,073 shares were available for future option grants, including the 500,000 share increase for which stockholder approval is sought under this Proposal.

VALUATION

    For all purposes under the 1993 Plan, the fair market value per share of the Company's common stock on any relevant date will be the closing selling price per share on such date, as reported on the Nasdaq National Market. On February 28, 1996, the fair market value of the Company's common stock was $22.50 per share.

DISCRETIONARY OPTION GRANT PROGRAM

PRICE AND EXERCISABILITY

    The option price of options granted under the 1993 Plan may not be less than the fair market value of the option shares on the grant date. The option price is payable in cash or in shares of the Company's common stock. The option may also be exercised through a same-day sale program without any cash outlay on the optionee's part.


    The maximum period during which any option may remain outstanding under the 1993 Plan may not exceed ten years. The Plan Administrator will have complete discretion to grant options (i) which are immediately exercisable for vested shares, (ii) which are immediately exercisable for unvested shares subject to the Company's reacquisition rights or (iii) which become exercisable in installments for vested shares over the optionee's period of service.

    Any options held by the optionee at the time of his or her cessation of service for any reason other than death or disability will normally not remain exercisable for more than a three-month period thereafter. Should the optionee cease service by reason of disability or die while holding one or more outstanding options, then the outstanding options will not remain exercisable for more than a twelve-month period thereafter. The Plan Administrator may also permit such a twelve-month exercise period in the event the optionee ceases service by reason of retirement at or after attainment of age 65. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will normally, during the applicable post-service exercise period, be exercisable only to the extent of the number of option shares in which the optionee is vested at the time of cessation of service. For purposes of the 1993 Plan, the optionee will be deemed to continue in service for so long as such individual performs services for the Company or any majority-owned subsidiary, whether as an employee, a non-employee member of the board of directors or an independent consultant or advisor.

    The Plan Administrator will have complete discretion,exercisable at any time the option remains outstanding, to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part.

STOCK APPRECIATION RIGHTS

    The Plan Administrator may grant options with tandem or limited stock appreciation rights. Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (i) the fair market value of the vested shares of common stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of the Company's common stock. Officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may also be granted limited stock appreciation rights in connection with their option grants. Any option with such a limited stock appreciation right in effect for at least six (6) months may be surrendered to the Company upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting securities, to the extent the option is at the time exercisable for vested shares of common stock. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per option share equal to the excess of (i) the highest reported price per share of common stock paid in the tender offer over (ii) the option exercise price payable per share. The balance of the option (if any) will continue to remain outstanding and become exercisable and vest in accordance with the agreement evidencing such grant.

      The Compensation Committee has the discretion to extend such limited rights to any or all outstanding options held by officers under the 1981 Plan and incorporated into the 1993 Plan.

STOCKHOLDER RIGHTS AND OPTION ASSIGNABILITY

    No optionee is to have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are not assignable or transferable other than by will or by the laws of inheritance following the optionee's death, and the option may, during the optionee's lifetime, be exercised only by the optionee.

CANCELLATION AND REGRANT OF OPTIONS

    The Plan Administrator has the authority to effect the cancellation of any or all options outstanding under the 1993 Plan (including options incorporated from the 1981 Plan) and to grant in substitution new options covering the same or different numbers of shares of the Company's common stock but with an exercise price per share not less than the fair market value of the option shares on the new grant date.

STOCK ISSUANCE PROGRAM

    To the extent the shares of the Company's common stock issued under the Stock Issuance Program are drawn from the Company's authorized but unissued reserve of common stock, those shares must be issued for consideration payable in (i) cash or cash equivalents, (ii) promissory notes payable to the Company's order, or (iii) services rendered, with such consideration to be valued at not less than the fair market value of the issued shares. Treasury shares (shares repurchased by the Company and held as treasury shares) may be issued for similar consideration or for such other consideration, including future services, as the Plan Administrator deems appropriate under the circumstances.

    The issued shares may be fully vested upon issuance or may vest over a period of time. The holder of the issued shares will have full stockholder rights with respect to thoseshares, including the right to vote suchshares and receive allcash dividends paid on such shares, whether or not such shares are vested. However, unvested shares may not be sold,transferred or assigned, except for certain permitted transfers to the participant's spouse or issue or transfers effected upon the participant's death.

    Upon the participant's cessation of service (as defined above) for any reason, his or her unvested shares will immediately be surrendered to the Company for cancellation, and the participant will cease to have any stockholder rights with respect to those shares. If the surrendered shares were previously issued to the participant for consideration paid in cash or cash equivalent, the Company will repay to the participant the cash consideration or cancel the principal balance of any outstanding purchase-money note to the extent attributable to the surrendered shares. The Plan Administrator may at any time waive in whole or in part the surrender and cancellation of the unvested shares held by the participant at the time of termination of service and thereby accelerate the vesting of the participant's interest in the shares as to which the waiver applies.


AUTOMATIC OPTION GRANT PROGRAM

    Under the Automatic Option Grant Program, each non-employee Board will, at the time of his or her initial election to the Board by the stockholders or appointment by the Board, receive an option grant for 15,000 shares.


    Each option granted under the Automatic Option Grant Program is subject to the following terms and conditions:

         - The option price per share will be equal to 100% of the fair market value per share of the Company's common stock on the automatic option grant date.

         - Each option will have a maximum term of ten years measured from the grant date.

         - Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company at the exercise price paid per share should the optionee cease Board service prior to vesting in such shares. The option shares will vest, and the Company's repurchase right will lapse, in a series of five successive equal annual installments over the optionee's period of continued Board service, with the first such installment to vest upon the completion of one year of Board service measured from the automatic option grant date.

         - The option will remain exercisable for a six-month period following the optionee's cessation of Board service for any reason other than death or permanent disability. Should the optionee die within six months after such cessation of Board service, then the option will remain exercisable for a twelve-month period following such optionee's death and may be exercised by the personal representative of the optionee's estate or the person to whom the grant is transferred by the optionee's will or the laws of inheritance. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable exercise period, the option may not be exercised for more than the number of shares (if any) in which the optionee is vested at the time of the optionee's cessation of Board service.

        - Should the optionee die or become permanently disabled while serving as a Board member, then the shares of the Company's common stock subject to any automatic option grant held by that optionee will immediately vest in full, and those vested shares may be purchased at any time within the twelve-month period following the date of the optionee's cessation of Board service.

        - In the event of a Corporate Transaction or Change in Control (as those terms are defined in the Option/Vesting Acceleration section below), the shares subject to each outstanding automatic option grant will immediately vest in full, and each such option may be exercised for any or all of those vested shares until the expiration or sooner termination of the option term.


        - Upon the successful completion of a hostile tender offer for securities possessing more than 50% of the combined voting power of the Company's outstanding securities, each automatic option grant which has been outstanding for at least six months may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of
(A) the highest reported price per share of the Company's common stock paid in such tender offer over (B) the option exercise price payable per share.


        - The remaining terms and conditions of the option will in general conform to the terms described above for option grants made under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic option grant.

GENERAL PROVISIONS

OPTION/VESTING ACCELERATION

    Accelerated vesting of outstanding options and share issuances under the 1993 Plan may occur under certain circumstances in connection with changes in the ownership or control of the Company. The transactions which may trigger such acceleration may be identified as follows:

    CORPORATE TRANSACTION: any one of the following stockholder-approved transactions to which the Company is a party:

    (i) a merger, consolidation or other reorganization in which the Company is not the surviving entity,

    (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company, or

    (iii) any reverse merger in which the Company is the surviving entity but in which more than 50% of the Company's outstanding voting securities are transferred to persons other than those who held such securities immediately prior to the merger.

     CHANGE IN CONTROL: either of the following events effecting a change in ownership or control of the Company:

      (i) the acquisition by any person or related group of persons (other than the Company or its affiliates) of securities possessing more than 50% of the combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept, or

      (ii) a change in the composition of the Board over a period of twenty-four (24) months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been members of the Board continuously since the beginning of such period or
      (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board.

    In the event of a Corporate Transaction, each option at the time outstanding under the 1993 Plan will automatically become exercisable for all of the shares of the Company's common stock at the time subject to that option and may be exercised for any or all of such shares as fully-vested shares. However, an outstanding option under the Discretionary Option Grant Program will not so accelerate if and to the extent: (i) such option is either to be assumed by the successor corporation (or parent thereof) or (ii) the acceleration of such option is precluded by other limitations or restrictions imposed by the Plan Administrator at the time of grant. Immediately following the consummation of the Corporate Transaction, all outstanding options under the 1993 Plan will, to the extent not previously exercised by the optionees or assumed by the successor corporation (or its parent company), terminate and cease to be exercisable. The Plan Administrator will have the discretion to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the optionee's service terminates within a designated period following such Corporate Transaction, whether or not such options are assumed or replaced.

    All unvested shares outstanding under the Discretionary Option Grant or Stock Issuance Program will immediately vest in full upon the occurrence of a Corporate Transaction, except to the extent (i) one or more of the Company's repurchase rights with respect to those shares are expressly assigned to the successor corporation (or its parent company) or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the unvested shares are issued. The outstanding repurchase rights of the Company under the Automatic Option Grant Program will immediately terminate, and the shares subject to those terminated rights will become fully vested, upon the Corporate Transaction.

    The Plan Administrator has full power and authority, exercisable either in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide for the acceleration of options outstanding under the Discretionary Option Grant Program and vesting of unvested shares issued under the Discretionary Option Grant or Stock Issuance Program upon the occurrence of such Change in Control. Alternatively, the Plan Administrator may condition such acceleration upon the individual's cessation of service under certain prescribed circumstances following the Change in Control. Upon a Change in Control, the shares subject to each outstanding option under the Automatic Option Grant Program will immediately vest in full, and the Company's repurchase rights will lapse as to those shares.

    The acceleration of options or vesting in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

CHANGES IN CAPITALIZATION

    In the event any change is made to the common stock issuable under the 1993 Plan by reason of any stock split, stock dividend, combination of shares, merger, reorganization, consolidation, recapitalization, exchange of shares or other change in capitalization of the Company affecting the common stock as a class without the Company's receipt of consideration, the Compensation Committee may make appropriate adjustments to (i) the maximum number and/or class of securities issuable under the 1993 Plan, (ii) the maximum number and/or class of securities for which any one individual may be granted stock options, separately exercisable stock appreciation and direct stock issuances under the 1993 Plan after December 31, 1993, (iii) the class and/or number of securities and option price per share in effect under each outstanding option, and (iv) the class and/or number of securities for which automatic option grants are to be subsequently made per eligible non-employee Board member under the Automatic Option Grant Program. The adjustments to the outstanding options will prevent the dilution or enlargement of benefits thereunder.

    The grant of stock options or stock appreciation rights under the 1993 Plan will not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

FINANCIAL ASSISTANCE

    The Plan Administrator may institute a loan program in order to assist one or more optionees or participants in financing the exercise of outstanding options under the Discretionary Option Grant Program or the acquisition of shares under the Stock Issuance Program. The form in which such assistance is to be made available (including Company loans or guarantees or installment payments) and the terms upon which such assistance is to be provided will be determined by the Committee. However, the maximum amount of financing provided any optionee or participant may not exceed the amount of cash consideration payable for the issued shares plus all applicable federal and state taxes incurred in connection with the acquisition of the shares. Any such financing may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the optionee's or participant's period of service.

EXCESS ISSUANCES

    Options to purchase shares of common stock may be granted and shares of common stock may be issued under the 1993 Plan which are in both instances in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued are held in escrow until the Company's stockholders approve an amendment sufficiently increasing the number of shares available for issuance under the 1993 Plan.

SPECIAL TAX ELECTION

    The Plan Administrator may provide one or more holders of nonstatutory options or unvested shares under the 1993 Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the federal and state income and employment tax liability incurred by such individuals in connection with the exercise of their options or the vesting of their shares. Alternatively, the Plan Administrator may allow such individuals to deliver already existing shares of the Company's common stock in payment of such tax liability.



TREATMENT OF OPTIONS OUTSTANDING UNDER THE 1981 PLAN

    Each outstanding stock option under the 1981 Plan was incorporated into the 1993 Plan when the 1993 Plan was approved by the stockholders at the 1993 Annual Stockholders Meeting. However, each such option will continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in the 1993 Plan will be deemed to affect or otherwise modify the rights or obligations of the holder of such stock options with respect to their acquisition of shares of the Company's common stock thereunder. However, one or more provisions or features of the 1993 Plan (including the option/vesting acceleration provisions applicable to Corporate Transactions and Changes in Control) may, in the discretion of the Plan Administrator, be extended to the incorporated options.

AMENDMENT AND TERMINATION

    The Board may amend or modify the 1993 Plan in any or all respects whatsoever. However, the Automatic Option Grant Program may not be amended more often than every six months, except to the extent necessary to comply with applicable Federal income tax laws and regulations. No amendment to the 1993 Plan may adversely affect the rights of existing optionees without their consent, and the Board may not (i) materially increase the maximum number of shares issuable under the 1993 Plan, increase the maximum number of shares for which any one participant may be granted stock options, separately exercisable stock appreciation rights or direct stock issuances after December 31, 1993 or materially increase the number of shares for which options may be granted to non-employee Board members under the Automatic Option Grant Program, except to reflect certain changes in the Company's capital structure; (ii) materially modify the eligibility requirements for option grants; or (iii) otherwise materially increase the benefits accruing to participants under the 1993 Plan without the approval of the Company's stockholders.


    The Board may terminate the 1993 Plan at any time, and the 1993 Plan will in all events terminate on February 10, 2003. Each stock option or unvested share issuance outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grant or issuance.

STOCK AWARDS

    The table below shows, as to the Company's executive officers and the indicated groups, the following information for the period commencing January 1, 1993 and ending February 28, 1996: (i) the number of shares of the Company's common stock subject to options granted under the 1993 Plan and
(ii) the weighted average exercise price payable per share. All the share numbers and exercise prices have been adjusted to reflect the 3-for-2 split of the Company's common stock effected in May 1995.




- - --------------------------------------------------------------------------------

                                OPTION TRANSACTIONS
- - --------------------------------------------------------------------------------

                                                          Weighted Average
                                                           Exercise Price
                                   Options Granted           of Options
Name                              (Number of Shares)           Granted
- - --------------------------------------------------------------------------------
Thomas R. Brown, Jr., Chairman                0                 $ 0.00
of the Board
- - --------------------------------------------------------------------------------

Syrus P. Madavi, President &            450,000                 $ 4.58
Chief Executive Officer
- - --------------------------------------------------------------------------------

John L. Carter, Executive Vice           93,000                  $4.52
President and Chief Financial
Officer
- - -------------------------------------------------------------------------------


All current executive officers as a     543,000                 $ 4.55
group (3 persons)
- - --------------------------------------------------------------------------------

Thomas J. Troup                          15,000                 $ 5.33
- - --------------------------------------------------------------------------------

Francis J. Aguilar                       15,000                 $ 5.33
- - --------------------------------------------------------------------------------

John S. Anderegg, Jr.                    15,000                 $ 5.33
- - --------------------------------------------------------------------------------

James A. Riggs                           15,000                 $ 5.33
- - --------------------------------------------------------------------------------

Bob J. Jenkins                           15,000                 $ 5.33
- - --------------------------------------------------------------------------------

Marcelo A. Gumucio                       15,000                 $ 5.33
- - --------------------------------------------------------------------------------

All non-employee directors as a          90,000                 $ 7.10
group (6 persons)
- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

All employees, including current        498,250                 $15.82
officers who are not executive
officers as a group
- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

    No option grants have been made to date on the basis of the 500,000-share increase to the 1993 Plan for which stockholder approval is sought under this Proposal.

FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

    Options granted under the 1993 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or nonstatutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as described below:

    INCENTIVE STOCK OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two minimum holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

    Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the option exercise price paid for those shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the option exercise date over (ii) the option exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

    If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such those on the option exercise date over (ii) the option exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares. The Company anticipates that any compensation deemed paid by the Company upon one or more disqualifying dispositions of incentive stock option shares under the 1993 Plan will be deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

    NONSTATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a nonstatutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the option exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    Special provisions of the Internal Revenue Code apply to the acquisition of unvested shares of the Company's common stock under a nonstatutory option. These special provisions may be summarized as follows:

         - If the shares acquired upon exercise of the nonstatutory option are subject to repurchase by the Company at the original option exercise price in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the optionee vests in the shares, an amount equal to the excess of (i) the fair market value of the shares on the date the optionee vests in those shares over (ii) the option exercise price paid for the shares.

         - The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the nonstatutory option an amount equal to the excess of
         (i) the fair market value of the purchased shares on the exercise date over (ii) the option exercise price paid for such shares. If the
         Section 83(b) election is made, the optionee will not recognize any additional income as and when he or she vests in such shares.

    The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised nonstatutory option. The deduction will in general be allowed for the taxable year of the corporation in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of nonstatutory options granted under the 1993 Plan will be deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.



STOCK APPRECIATION RIGHTS.

    An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year in which the ordinary income is recognized by the optionee.

DIRECT STOCK ISSUANCES

    The tax principles applicable to direct stock issuances under the 1993 Plan will be substantially the same as those summarized above for the exercise of nonstatutory option grants.

ACCOUNTING TREATMENT

    Under current accounting rules, option grants or stock issuances with exercise or issue prices equal to the fair market value of the shares on the grant or issue date will not result in any direct charge to the Company's reported earnings. However, outstanding options may have to be taken into account in the calculation of earnings per share. In addition, new FASB 123 will require footnote disclosure and pro-forma statements to the Company's financial statements indicating the impact which the options granted under the 1993 Plan would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense.

    Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in compensation expense to be charged against the Company's earnings.

STOCKHOLDER APPROVAL

    The affirmative vote of a majority of the outstanding shares of the Company's voting stock present or represented and entitled to vote at the 1996 Annual Meeting is required for approval of the amendment to the 1993 Plan. If the stockholders do not approve such amendment, then any options granted on the basis of the 500,000 share increase authorized by the amendment will terminate without becoming exercisable for any of the shares of common stock subject to those options, and no further options will be granted on the basis of such share increase. The 1993 Plan will, however, remain in effect, and option grants may continue to be made pursuant to the provisions of the 1993 Plan until the available reserve of common stock as last approved by the stockholders has been issued under the 1993 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1993 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER BY AN ADDITIONAL 500,000 SHARES.


                                  PROPOSAL NO. 3:

         AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION

    The Board of Directors is requesting stockholder approval of an amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 40,000,000 to 80,000,000. The Company's stockholders have previously approved an amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 20,000,000 shares to 40,000,000 shares. Such increase was proposed, in part, in order to maintain an adequate percentage of Common Stock available for future issuance, in view of the increase in outstanding shares due to the 3-for-2 stock split in the form of a stock dividend effected on May 19, 1995. On February 28, 1996, 16,187,374 shares of Common Stock were issued and outstanding. There are 1,780,017 shares of Common Stock reserved for issuance upon exercise of options or warrants. The remaining 22,032,609 shares of authorized but unissued Common Stock are not reserved for any specific use and are available for future issuance. The Board of Directors considers it advisable to have the additional shares available for possible future financings, acquisitions, stock dividends, for issuance under the Company's employee benefit plans and for other general corporate purposes. However, the Company does not presently have any plans or proposals to use any portion of the additional shares that would be authorized upon adoption of the amendment for any of the foregoing purposes with the exception of the shares recommended in Proposal 4 to increase the shares allocated for issuance under the 1993 Stock Incentive Plan by 500,000 shares.
In addition, the Company is not presently contemplating a merger or acquisition transaction that would use any portion of the additional authorized shares.

    If this Amendment is adopted, Article Fourth of the Company's Restated Certificate of Incorporation will be amended to read in its entirety as follows:

    "FOURTH: The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock". The total number of shares which the Corporation shall have authority to issue is Eighty-two Million (82,000,000) and the aggregate par value of all shares of stock that are to have a par value shall be Eight Hundred Twenty Thousand Dollars ($820,000). The total number of shares of Preferred Stock shall be Two Million (2,000,000) and the part value of each share of such class shall be One Cent ($.01). The total number of shares of common stock shall be Eighty Million (80,000,000) and the par value of each share of such class shall be One Cent ($.01)."

    If this amendment is adopted, the additional shares of Common Stock may be issued by direction of the Board of Directors at such times, in such amounts and upon such terms as the Board of Directors may determine, without further approval of the stockholders unless, in any instance, such approval is expressly required by regulatory agencies or otherwise. The Nasdaq National Market, on which the issued shares of Common Stock are currently included for quotation, requires stockholder approval as a prerequisite to continued inclusion of the shares in several situations, including acquisition transaction, where the issuance of additional shares could result in an increase of 20% or more of the number of shares of capital stock of the Company outstanding. The Common Stock carries no preemptive rights to purchase additional shares.

    The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

    In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company's stock. If suchfactors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder's investment could be adversely affected.

    The affirmative vote of a majority of the outstanding shares of Common Stock is required for approval of the amendment to the Company's Restated Certificate of Incorporation.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE INCREASE IN THE COMPANY'S AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000 SHARES TO 80,000,000 SHARES.


                              PROPOSAL NO. 4:

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


    The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the books, records, and accounts of the Company and its subsidiaries for the year ending December 31, 1996.

    The firm of Ernst & Young LLP audits the Company's books annually, has offices in or convenient to the localities in the United States and foreign countries where the Company or its subsidiaries operate and is considered to be well qualified. The Board of Directors recommends that the stockholders approve the proposal to ratify the selection of Ernst & Young LLP to serve as independent auditors for the current year.

    Ernst & Young LLP has no direct or indirect material financial interest in the Company or any of its subsidiaries. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be given the opportunity to make a statement on behalf of Ernst & Young, if they so desire. The representative also will be available to respond to questions raised by those in attendance at the meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS INDEPENDENT AUDITORS FOR THE YEARENDING DECEMBER 31, 1996.

                                  OTHER BUSINESS

    The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.



                              STOCKHOLDER PROPOSALS


    Proposals of stockholders that are intended to be presented at the Company's annual meeting of stockholders to be held in 1997 must be received by no later than November 27, 1996 in order to be included in the proxy statement and proxy relating to that meeting.


                         By order of the Board of Directors



                         Jill H. Rice
                         Corporate Secretary

March 27, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           BURR-BROWN CORPORATION


         Thomas R. Brown, Jr. and Syrus P. Madavi, or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of capital stock of Burr-Brown Corporation (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders on April 26, 1996, and at any adjournments or postponements thereof as follows:

         1. The election of all nominees listed below for the Board of Directors, as described in the Proxy Statement:

               Thomas R. Brown, Jr., Syrus P. Madavi, Thomas J. Troup, John S. Anderegg, Jr., James A. Riggs, Francis J. Aguilar and Marcelo A. Gumucio.

                   FOR / /       AUTHORIZATION WITHHELD / /

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write such name or names in the space provided below.)
- - --------------------------------------------------------------------------------




         2. Approve an amendment to the Company's 1993 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder by an additional 500,000 shares;

               FOR / /         AGAINST / /          ABSTAIN / /



         3. Approve an amendment to the Company's Restated Certificate of Incorporation to increase the authorized shares of Common Stock from 40,000,000 shares to 80,000,000 shares;

               FOR / /         AGAINST / /         ABSTAIN / /




         4. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1996:

                   FOR / /          AGAINST / /        ABSTAIN / /

         5. Transaction of any other business which may properly come before the meeting and any adjournment or postponement thereof.


         The Board of Directors recommends a vote FOR each of the above proposals. THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE ABOVE PROPOSALS AND, AT THE DISCRETION OF THE PERSONS NAMED AS PROXIES, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. This proxy may be revoked at any time before it is voted.

          DATE:                         , 1996
                ------------------------

         ------------------------------------
          (Signature)

          ------------------------------------
         (Signature if held jointly)

         (Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian or in any other representative capacity, give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)


           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY,
                         USING THE ENCLOSED ENVELOPE.





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